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                                                                    Exhibit 10.1

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (hereinafter referred to as the "Agreement") is made and entered into as of the 30th day of June, 1996, by and among Arbor Health Care Company, a Delaware corporation (hereinafter referred to as the "Purchaser"), and Robert Q. Baker, an individual residing at 1309 Durness Court, Worthington, OH 43235-4582 (the "Shareholder").

                                 R E C I T A L S

         WHEREAS, the Shareholder presently owns all of the issued and outstanding capital stock of Poly-Stat Supply Corporation, an Ohio corporation (the "Company") (the shares owned by the Shareholder are hereinafter referred to as the "Shares");

         WHEREAS, the Company is presently engaged in the business of selling enteral nutrients and other medical supplies to nursing homes and/or their patients in Ohio (said businesses are hereinafter collectively referred to as the "Company's Business");

         WHEREAS, the Shareholder desires to sell to the Purchaser the Shares upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Purchaser desires to purchase from the Shareholder the Shares upon the terms and subject to the conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

 1.      SALE AND PURCHASE OF EACH SHAREHOLDER'S SHARES.
         ----------------------------------------------

         At the Closing (as that term is hereinafter defined in Section 6 of this Agreement), the Shareholder shall sell and deliver to the Purchaser and the Purchaser shall purchase and take from the Shareholder the Shares, all upon the terms and subject to the conditions set forth in this Agreement. The sale and delivery by the Shareholder of the Shares to the Purchaser pursuant to this Section shall be effected by the delivery to the Purchaser by the Shareholder at the Closing of a certificate or certificates representing the Shares duly endorsed in blank by the owner of record or accompanied by a duly executed stock power in blank by the owner of record with such signature guarantees or other certifications or affidavits as the Purchaser shall reasonably request.

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 2.      CONSIDERATION FOR THE SHARES.
         -----------------------------

         In consideration of the sale and transfer to the Purchaser by the Shareholder of the Shares as provided in Section 1 of this Agreement, at the Closing the Purchaser shall deliver to the Shareholder the following:

         (a)      $686,300.00 in immediately available funds (the "Cash"); and

         (b) A promissory note (the "Note") in the principal amount of $117,702.14, in the form attached hereto as Exhibit A.

3.       CONTINGENT PAYMENT.
         -------------------

         The Purchaser shall pay the Shareholder up to two (2) contingent payments, the first in the amount of $415,440.00 and the second in the amount of $276,960.00 (individually, a "Contingent Payment" and collectively, the "Contingent Payments"), which relate to the financial performance of the Company and Poly-Stat Computer Applications, Inc., an Ohio corporation affiliated with the Company ("PSCA") (the Company and PSCA are hereinafter collectively referred to as the "Group"), over the next five years after acquisition of the Group by the Purchaser. The Contingent Payments shall only be payable as hereinafter set forth:

         3.1 GROSS MARGIN TARGETS. The Shareholder shall be entitled to receive the Contingent Payment(s) only as follows:

               (a) If the aggregate gross margin of the Group, for the period beginning January 1, 1996 through December 31, 1998 equals or exceeds $2,370,000.00 (the "First Gross Margin Target"), then the Shareholder shall be entitled to the first Contingent Payment in the amount of $415,440.00.

               (b) If the aggregate gross margin of the Group, for the period beginning January 1, 1999 through December 31, 2000 equals or exceeds $2,456,000.00 (the "Second Gross Margin Target"), then the Shareholder shall be entitled to the second Contingent Payment in the amount of $276,960.00.

               (c) If the first Contingent Payment as described in Section 3.1(a) is not made because the First Gross Margin Target was not achieved, the Purchaser shall nonetheless pay the Shareholder the amount of both Contingent Payments if the aggregate gross margin of the Group equals or exceeds $4,826,000.00 (the "Final Gross Margin Target") for the period beginning January 1, 1996 through December 31, 2000. In such event, no further Contingent Payment shall be payable, it being the intention of the parties that the maximum amount of the Contingent Payments payable to the Shareholder shall be $692,400.00.


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     3.2. CALCULATIONS. As used herein "gross margin" shall mean the income of the Group before deductions for interest, depreciation, office lease expense, amortization of goodwill, allocation of the Purchaser's or its affiliates' (other than the Group) corporate overhead and income taxes. When determining the amount of gross margin generated by the Group, revenues shall include: (i) sales of PSCA of billing services; (ii) sales of the Company of urological and ostomy supplies, surgical dressings, nutritional supplies (enteral nutrients - tube fed and supplemental nutrients), oxygen supplies (including concentrators and E-tanks but excluding respiratory supplies associated with concentrators and excluding liquid oxygen), and tracheostomy supplies (including tracheostomy clean and care kits but excluding suction catheters and trachs); and (iii) sales of durable medical equipment.

         In determining whether the Contingent Payment(s) have been achieved, the Shareholder may elect to include a portion of the Gross Margin From Druggist Sales (as hereinafter defined and described). The Gross Margin From Druggist Sales shall be equal to twenty percent (20%) of the revenues less contractual allowances derived annually from new sales of pharmacy and respiratory services provided by The Druggist, Inc., an Ohio corporation which is an affiliate of the Purchaser or any other affiliates of the Purchaser (collectively, the "Druggist"), generated by the Shareholder and as further described in Sections 3.1(b) and (c) of the Employment Agreement (as that term is hereinafter defined in Section 6.4 of this Agreement). Notwithstanding anything to the contrary stated herein, the amount of the Gross Margin From Druggist Sales which the Shareholder may elect to utilize for determining whether the gross margin targets have been met shall be limited as follows:

         (a) An amount not to exceed $704,500.00 of the Gross Margin From Druggist Sales generated for the period beginning July 1, 1996 through December 31, 1998 may be utilized in determining whether the First Gross Margin Target has been achieved; and

         (b) An amount not to exceed $735,500.00 of the Gross Margin From Druggist Sales generated for the period beginning January 1, 1999 through December 31, 2000 may be utilized in determining whether the Second Gross Margin Target has been achieved.

         (c) If the First Gross Margin Target was not attained, an amount not to exceed $1,440,000.00 of the Gross Margin From Druggist Sales generated for the period beginning July 1, 1996 through December 31, 2000 may be utilized in determining whether the Final Gross Margin Target has been achieved.

         An election by Shareholder to include any portion of the Gross Margin From Druggist Sales must be made within thirty (30) days after the Purchaser has delivered to the Shareholder its written report detailing the computation of the Gross Margin From Druggist Sales at the end of the applicable period set forth in (a) through (c) above. In the event there is a dispute regarding such computation, the Shareholder may defer such election until the dispute is settled.

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         3.3. PAYMENT(S) OF THE CONTINGENT PAYMENT(S). The Contingent Payment(s)
shall be paid to the Shareholder, if due, as follows: 72.5% of the amount due shall be paid in cash, and 27.5% shall be paid by delivery from the Purchaser of a corresponding number of shares of its Common Stock, par value $.03 per share (the "Purchaser's Shares"), the exact number of shares to be determined by dividing 27.5% of the amount of the Contingent Payment due by $27.50, such price being the approximate fair market value of the Purchaser's Shares over the last 30 days. Therefore, such price shall be adjusted accordingly for any stock splits or stock dividends between the date hereof and the date such shares are delivered to the Shareholder hereunder. Payment(s) of the Contingent Payment(s) shall be made within 20 days after completion of the audit of the Purchaser's financial statements for the relevant period.

         3.4. RESTRICTED SECURITIES. The Shareholder acknowledges and agrees that the Purchaser's Shares deliverable in accordance with the terms hereof will be restricted securities. At the time of such delivery, the Shareholder shall provide the Purchaser with a Shareholder's Agreement in the form attached hereto as Exhibit B as a precondition of receiving same.

         3.5. ACCOUNTING. The Purchaser will cause appropriate accountants to prepare a computation of gross margin of the Group and the Druggist to be prepared each year. In conjunction with the audit of the Purchaser's financial statements the Purchaser's independent auditors will be instructed to review such computation for conformity with the terms of this Agreement. In addition, the Shareholder or his agent shall have the right to examine all relevant books and records of the Group and the Druggist or other relevant affiliates of the Purchaser at all reasonable times and places. In the event the Company or PSCA is no longer a separate entity, or if other companies, divisions or lines of business of the Purchaser or its affiliates are added within the Group, separate books and records shall be maintained for purposes of calculating the gross margins of the Group as if such combination or addition had not taken place.

 4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
         -------------------------------------------------
         SHAREHOLDER.
         ------------

         The Shareholder hereby represents, warrants and agrees (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Purchaser), in consummating the transactions herein contemplated as follows:

         4.1. BINDING EFFECT. This Agreement constitutes his legally binding and valid obligation, enforceable in accordance with its terms.

         4.2. OWNERSHIP OF THE SHARES. He is the record owner of and has good and valid title to the Shares, he has full right, power and authority to sell and deliver the Shares to the Purchaser pursuant to the terms of this Agreement and, upon the sale and transfer by him of his certificate or certificates therefor to the Purchaser pursuant to this Agreement, he will deliver to the Purchaser good and valid title to the Shares, free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever.

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         4.3. OWNERSHIP OF THE SHARES. The Shares are owned beneficially and of record by the Shareholder, and he has no right to acquire or receive any additional shares of the Company's capital stock.

         4.4. VOLUNTARY ACT. He is executing this Agreement freely, knowingly and voluntarily, he is fully aware of the contents and legal effects hereof, and such execution is not the result of any duress, mistake or undue influence whatsoever.

         4.5. CLAIMS AGAINST THE PURCHASER OR THE COMPANY. He has no presently existing claim, demand, action or cause of action, whether at law or in equity, whether accrued, contingent, fixed or otherwise, which he might hereafter attempt to assert against the Purchaser, the Company or any of their respective attorneys, accountants, parents, subsidiaries, affiliates, predecessors, officers, directors, employees or stockholders, of any kind, character or description whatsoever, arising out of, related to or in any manner connected with, either directly or indirectly, his participation as an employee, director, officer or stockholder of the Company, including but not limited to (i) any rights to purchase or receive shares of the Company's capital stock, or (ii) presently existing claim or basis for a claim for indemnification from the Company pursuant to the Company's Articles of Incorporation or Code of Regulations, or any agreement or law other than for (a) unpaid dividends declared by the board of directors of the Company, (b) indebtedness described on
Schedule 4.24, and (c) salaries and/or employee expense reimbursements not exceeding $5,000 in the aggregate with respect to him.

         4.6. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is legally entitled and licensed to own and lease its properties and to carry on the Company's Business as and in the places where such properties are now owned, leased or operated. There are no jurisdictions in which the nature of the assets or the business of the Company would require it to qualify as a foreign corporation.

         4.7. CAPITALIZATION. The authorized capital stock of the Company consists of 750 shares of Common Stock, without par value (hereinafter referred to as the "Common Stock"), 70 of which are validly issued, fully paid, non-assessable and outstanding. No governmental agency or purchaser of shares of the Common Stock has asserted a claim or demand to the Company that any of such shares were issued in violation of any federal or state securities laws.

         4.8. OPTIONS. There are no existing options, warrants, commitments or agreements of any kind or nature whatsoever relating to the issuance of the Common Stock or securities of the Company and no existing agreements, trusts or understandings relating to the voting or transfer of the Common Stock.

         4.9. SUBSIDIARIES. The Company has no subsidiaries or investments in any subsidiaries or other businesses.



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         4.10. CORPORATE INSTRUMENTS. The Articles of Incorporation and Code of
Regulations of the Company, as amended to date, are true, correct and complete in all respects. The stock record books of the Company are true, correct and complete in all respects and accurately reflect all issuances and transfers of the authorized capital stock of the Company. Copies of all such corporate instruments of the Company shall be furnished to the Purchaser prior to Closing.

         4.11 CONFLICTS. Except as set forth on Schedule 4.11, neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Shareholder with any provisions hereof will; (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) article of the Articles of Incorporation or any of the Code of Regulations of the Company; or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Company is a party or by which it or any of its property is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Company, its properties, and its assets, taken as a whole.

         4.12. CONSENT. Except as set forth on Schedule 4.12, no consent or approval by any governmental agency or authority or any non-governmental person or entity is required in connection with the execution, performance and delivery by the Shareholder of this Agreement or the consummation of the transactions herein contemplated (including, but not limited to, consents from federal, state, municipal or other governmental agencies or authorities having jurisdiction over the Company's Business).

         4.13. FINANCIAL STATEMENTS. The Company has previously furnished the Purchaser with a true, correct and complete copy of the internal balance sheet and income statement dated May 31, 1996 and the compiled balance sheet and income statement for the fiscal years ended June 30, 1995, June 30, 1994, June 30, 1993, June 30, 1992 and June 30, 1991 (hereinafter referred to individually and/or collectively as the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of their respective dates and the results of its operations for the respective periods then ended. The shareholders' equity of the Company, as stated on the Financial Statements, is at least $315,846.00 at May 31, 1996.

         4.14. INVENTORIES. Schedule 4.14 sets forth as of June 25, 1996, (the "Inventory Date") a true, correct and complete description by classification of all raw materials and manufacturing supplies, work-in-process and finished inventories of the Company (said items and any items acquired since the Inventory Date, other than items of inventory disposed of in the ordinary course of business, are hereinafter collectively referred to as the "Inventories"). Since the Inventory Date, there has been no change in the levels of the Inventories in any category except in the ordinary course of business. Except as otherwise provided on Schedule 4.14, the Inventories consist solely of quantities and qualities useable and saleable in the ordinary course of the Company's Business. No material amounts of the Inventories have been consigned except

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as provided on Schedule 4.14. All of the Inventories (other than the consigned inventory) are located on property owned or leased by the Company.

         4.15. MACHINERY AND EQUIPMENT. Schedule 4.15 sets forth as of May 31, 1996 a complete list, description and location of each item of the Company's machinery, equipment and other tangible assets used in the Company's' Business having an initial cost of greater than $1,000 (hereinafter referred to as the "Machinery and Equipment"). Each such item of the Machinery and Equipment is in good operating condition and repair, normal wear and tear excepted, and is free of any material defects. Since May 31, 1996 and except as otherwise provided in
Schedule 4.15, there has been no sale or other disposition of any of the Machinery and Equipment.

         4.16. LEASED PROPERTY. Schedule 4.16 sets forth as of the date of this Agreement each parcel of real property (including all improvements thereto) leased by the Company (hereinafter referred to as the "Leased Property"). The Company shall deliver to the Purchaser copies of such leases. The Company is not in material default under any such leases and such leases are in full force and effect. The Company does not own any real property.

         4.17. ACCOUNTS RECEIVABLE. Except as disclosed on Schedule 4.17, all accounts receivable of the Company (hereinafter referred to as the "Accounts Receivable") as of May 31, 1996 and all notes and accounts receivable acquired by it subsequent to May 31, 1996, have arisen in the ordinary course of business and have been collected or are in the process of collection and will be collected in the ordinary course of business in the aggregate recorded amounts thereof, less the applicable allowances of $50,000.00 set up on the books of the Company as of the date hereof. Schedule 4.17 also sets forth a description of the Company's policies and current status with respect to sales discounts, returns and allowances, and also sets forth a description of any material changes in credit terms since May 31, 1996.

         4.18. PATENTS AND TRADEMARKS. Schedule 4.18 sets forth a true, correct and complete listing of all patents, trademarks, trade names, brand names and registered copyrights and any pending applications therefor, owned by or licensed to the Company (hereinafter collectively referred to as the "Patents"), together with a brief statement as to the filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Company with respect thereto and as to any pending or threatened disputes or adverse claims with respect thereto. Except as set forth on Schedule 4.19, the Company solely owns or has the exclusive right to use, free and clear of any payment or encumbrance, all patents, trademarks, trade names and brand names (whether registered or unregistered) and copyrights used in the conduct of the Company's Business. Except as set forth on Schedule 4.18, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best knowledge of the Company, overtly threatened, which challenge: (a) the exclusive rights of the Patents; or (b) the rights of the Company in respect of any material confidential information or material trade secrets used in the conduct of the Company's Business. None of the Patents are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency or, to the best


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knowledge of the Company, infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement), except for orders, rulings, decrees, judgments, stipulations or alleged infringements set forth on
Schedule 4.18, none of which individually or collectively will materially and adversely affect the Company's Business.

         4.19. ASSETS USED IN BUSINESS. Since May 31, 1996, the Company has not utilized any material assets in the conduct of the Company's Business other than: (a) assets reflected on the balance sheets included in the Financial Statements; (b) assets set forth in the Schedules (including Schedule 4.19); and
(c) supplies and inventories acquired, consumed or disposed of by the Company since May 31, 1996 in the ordinary course of the Company's Business.

         4.20. TITLE TO ASSETS. The Company has good, valid and indefeasible leasehold title to the Leased Property, to all of the assets listed on the Schedules delivered to the Purchaser by the Company and to all of the assets, both real and personal, reflected on the balance sheets included in the Financial Statements (except for such assets sold, consumed or otherwise disposed of in the ordinary course of the Company Business since the dates of such balance sheets), free and clear of all mortgages, liens, pledges, charges, restrictions, agreements, encroachments or encumbrances of any kind or nature whatsoever, except: (a) for those associated with the indebtedness listed on
Schedule 4.24; and (b) liens for current taxes not yet due and payable.

         4.21. NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.21, the Company has no material liabilities or obligations of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than: (a) those reflected on or referred to in the Financial Statements and not since paid or discharged; or (b) those incurred since May 31, 1996 in the ordinary course of the Company's Business or disclosed in one or more Schedules delivered to the Purchaser by the Company. Except as set forth on Schedule 4.21, the Company does not have, directly or indirectly, any contractual arrangement with or commitment to or from any of its officers, directors or employees. Without limiting the generality of the foregoing and except as so disclosed, no officer, director, shareholder or employee of the Company was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor, licensee or supplier of any real or personal property, tangible or intangible, owned or used by or a lender to or debtor of the Company and the Company has no commitments or obligations as a result of any such transaction prior to the date of this Agreement.

         4.22. ACCOUNTS PAYABLE. Schedule 4.22 sets forth as of May 31, 1996 all of the accounts payable of the Company as of such date. No accounts payable have arisen since May 31, 1996 except in the ordinary course of the Company's Business.

         4.23. TAXES. Copies of all federal, state and local, as the case may be, income tax returns of the Company for each of the four (4) consecutive taxable years ended June 30, 1995 have heretofore been delivered to the Purchaser. The Company has filed or made all federal, state

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and local income and other tax returns and tax filings which it has been required to file or make (and there are no requests pending for extensions of time to file or make any such returns or filings) and have paid all taxes and governmental charges due and payable as shown on such returns and filings. The Company has never been audited by any federal, state or local taxing authority.

         4.24. INDEBTEDNESS. Schedule 4.24 sets forth as of the date of this Agreement a complete description of any indebtedness for borrowed money incurred, assumed or guaranteed by the Company.

         4.25. CAPITAL EXPENDITURES. Schedule 4.25 sets forth as of the date of this Agreement each outstanding commitment of the Company to make a capital expenditure, capital addition or capital improvement in the amount of $5,000.00 or more individually or $25,000.00 in the aggregate.

         4.26. GOVERNMENTAL AUTHORIZATIONS. The Company now has and, in a manner consistent with good business practice, will maintain in effect through the Closing all licenses, permits, certificates, agreements, consents and other authorizations from all federal, state and local agencies or authorities as are necessary for the lawful and proper conduct of the Company's Business. Schedule
4.26 sets forth as of the date of this Agreement a complete list of all such governmental authorizations material to the conduct of the Company's Business.

         4.27. EMPLOYEES. Schedule 4.27 sets forth as of the date of this Agreement a complete list of all officers, directors and employees of the Company, whether full time or part time, indicating the name of each such person, the method and the amount of annual compensation of each such person and the title or job description of each such person.

         4.28. CONSULTANTS. Schedule 4.28 sets forth as of the date of this Agreement a complete list of all consultants of the Company, whether full time or part time, indicating the name of each consultant and any compensation arrangement with each consultant.

         4.29. FRINGE BENEFITS. Schedule 4.29 sets forth as of the date of this Agreement a complete list and description of all fringe benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, vacation policies, meals and lodging policies and parking policies along with true, correct and complete copies of all contracts, policies, procedures, actuarial reports and manuals of employee disclosures related thereto.

         4.30. EMPLOYEE BENEFIT PLANS. Schedule 4.30 sets forth as of the date of this Agreement a complete list and description of all employment contracts, bonus, collective bargaining, deferred compensation, stock option, profit-sharing, pension, retirement, termination, incentive or other similar arrangement, plan or commitment (other than those described on Schedule 4.29 or Schedule 4.31) to which the Company is a party or by which the Company or its assets or properties are bound along with complete copies of such documents, arrangements or plans.

         4.31. ERISA PLANS. The only "employee benefit plans" (hereinafter referred to as the "Plans"), as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which any liability under ERISA or otherwise presently exists or may be incurred by the Company are those listed on Schedule 4.31. No Plan is a "multi employer plan" as that term is defined in Section 3(37) of ERISA. Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, and each Plan is qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1954, as amended (the "Code") and each related trust is exempt from taxation under
Section 501(a) of the Code. No material liability under ERISA or otherwise has been incurred by the Company with respect to any Plan, individually or in the aggregate, and the Shareholder is not aware of any facts which indicate that such liability is reasonably likely to be incurred in the future. No "prohibited transaction," as such term is defined in Section 406 of ERISA or in Section 4975 of the Code, nor any "reportable event," as that term is defined in Section 4043 of ERISA has occurred with respect to any Plan, no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or in Section 412 of the Code (whether or not waived) exists with respect to any Plan and no suits, claims or other actions have been commenced or threatened with respect to any Plan. No Plan is a "defined benefit plan" as that term is defined in Section 3(35) of ERISA.

         4.32. AGREEMENTS AND COMMITMENTS. Schedule 4.32 sets forth as of the date of this Agreement a complete list of all written agreements (copies of which shall have been delivered to the Purchaser), and describes all oral agreements and commitments to which the Company is a party, concerning the following:

         4.32.1. PURCHASE AND SALE COMMITMENTS. Each outstanding purchase and sale commitment of the Company in the amount of $5,000.00 or more. No material outstanding purchase commitments by the Company is in excess of the normal, ordinary and usual requirements of the Company's Business. No commitment the term of which extends beyond ninety (90) days after the date hereof purports to obligate the Company to sell any product at a price which, in view of currently prevailing and projected costs of raw materials, would result, when all such sales commitments are taken in the aggregate, in a loss to the Company. The Company has not rendered billings for or collected progress or other advance payments under any sales commitment providing for such payments in excess of amounts which could reasonably be billed or collected on the basis of work actually completed thereunder.

         4.32.2. DISTRIBUTORSHIP AND SALES MANAGEMENT. Each distributorship, sales, agency, franchise or similar agreement of the Company.


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


          4.32.3. OTHER AGREEMENTS. Each material contract, agreement and commitment to which the Company is a party or by which the Company or any of its assets are bound other than those disclosed on the other Schedules delivered to the Purchaser by the Company.

         4.32.4. CUSTOMERS. Each customer of the Company's Business by name and location.

         4.33. ADVERSE CHANGE. Schedule 4.33 sets forth as of the date of this Agreement a complete description of any material adverse change in the financial condition, business or properties of the Company occurring after May 31, 1996, whether or not such change is reflected in the Financial Statements or in the ordinary course of the Company's Business including, but not limited to, any material change in the value of the assets or properties of the Company.

         4.34. INSURANCE POLICIES. Schedule 4.34 sets forth as of the date of this Agreement a complete description of all policies of insurance with respect to the Company covering its properties, buildings, machinery, equipment, furniture, fixtures, operations and employees including, but not limited to, policies covering errors and omissions and public liability, along with true, correct and complete copies of all such policies. All of such policies are in full force and effect. The Company is not in default with respect to any provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion. There are no claims pending under such policies related to the Company's Business.

         4.35. SUPPLIERS. Schedule 4.35 sets forth as of the date of this Agreement a complete list of all suppliers to the Company which were paid more than $10,000.00 by the Company during the last twelve (12) months prior to the date of this Agreement. There has been no material changes in suppliers during the last three (3) years except as set forth on Schedule 4.35.

         4.36. STATUS OF AGREEMENTS. Each of the contracts, agreements, commitments, licenses and leases listed on Schedules delivered by the Company pursuant to this Agreement that are in full force and affect are a valid and legally binding obligation as to the Company, and there is no material default under the terms of any thereof (and no condition exists which, with the passage of time, the giving of notice, or both, would result in such a material default under the terms of any thereof).

         4.37. BANK ACCOUNTS. The name of every bank in which the Company has an account or safe deposit box, the identifying numbers of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Company in any dealings with such banks are set forth on Schedule 4.37.

         4.38. INTERIM OPERATIONS. Except as disclosed on Schedule 4.38, on the other Schedules delivered by the Company to the Purchaser or in the Financial Statements, since May 31, 1996, the Company's Business has been conducted only in the ordinary course and there has not been: (a) any material change in the condition (financial or otherwise), assets, liabilities or business of the Company other than changes in the ordinary course, none of which, singly or in the aggregate, has been materially adverse; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of the Company taken as a whole; (c) any declaration, setting aside a payment of any dividend, or other distribution, in respect of the Common Stock or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company (d) any option to purchase the Common Stock granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of their officers, directors, employees or consultants; (e) any issuance or sale by the Company of any stock, bonds, or other corporate securities; (f) any labor disputes materially and adversely affecting the business or assets of the Company; (g) any statute enacted or any rule or regulation adopted which may materially and adversely affect the Company's Business; (h) any mortgage, pledge, lien or other encumbrance or security interest (other than liens for current taxes not yet due and such encumbrances, if any, except such as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present or proposed use of the property subject thereto or affected thereby, or otherwise materially impair business operations) created on any material asset, tangible or intangible, of the Company or assumed, either by the Company or by others with respect to any such asset; (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transactions (except as reflected in this Agreement) engaged in, by the Company, except in the ordinary course of business, which is material in light of the Company's Business; (j) any material obligation or liability discharged or satisfied by the Company other than current liabilities shown in the Financial Statements and current liabilities incurred since that date in the ordinary course of business; (k) any amendment, termination or waiver of any material right of substantial value belonging to the Company; or (l) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, directors, consultants or agents, other than normal merit and cost-of-living increases in accordance with the Company's general prevailing practices.

         4.39. LITIGATION AND PROCEEDINGS. Except as set forth in Schedule 4.39, there is no litigation or any proceedings or governmental investigations pending or to the best of the knowledge of the Shareholder threatened against or relating to the Company or its properties or business including, but not limited to, litigation, proceedings or governmental investigations under federal or state anti-trust laws, Medicaid or Medicare laws, labor laws, environmental protection laws, safety and occupation laws or tax laws before any court, arbitrator or administration agency which may materially and adversely affect the Company or its business and properties taken as a whole. Such Schedule sets forth a statement as to reserves and other provisions that have been made by the Company concerning possible liabilities that may arise out of pending or threatened litigation or proceedings.

         4.40. COMPLIANCE WITH LAWS. To the best of the Shareholder's knowledge and except as set forth in Schedule 4.40: (a) the Company is not in material violation of any applicable building, zoning, occupational safety and health, pension, reimbursement (including, but not limited to, Medicare and Medicaid), environmental control or similar law, ordinance or regulation in relation to its structures, equipment, or the operation thereof or of the Company's Business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation; (b) the Company has not received any written notice or complaint from any governmental agency or authority and, to the best of the knowledge of the Shareholder none is threatened, alleging that the Company have violated any such requirement, law, ordinance or regulation; (c) the Company has not received any written notice from any governmental agency or authority of any pending proceeding to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the best of the knowledge of the Shareholder, no such proceeding is threatened; and (d) the Company is not a party to any agreement or instrument, or subject to any judgment, order, writ, injunction, rule, regulation, code or ordinance which materially and adversely affects or may affect the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Company.

         4.41. WORKER'S COMPENSATION; UNEMPLOYMENT COMPENSATION. Schedule 4.41 is a description of the basis upon which, under the various applicable laws, worker's compensation and unemployment compensation matters have been handled for the Company for the last three fiscal years. Except as otherwise described in such Schedule, worker's compensation and unemployment compensation matters have been conducted and are being conducted so as to be in substantial compliance with all laws and regulations applicable thereto.

         4.42. POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding, other than those issued in the ordinary course of business, with respect to insurance, tax and federal and state securities laws.

         4.43. ENERGY SOURCES. The Company has not received any written notification of any proposed cut in or allocation of natural gas, electrical energy, or other similar sources of heat, light and power by any public utility or other body in connection with the operation of the Company's Business.

         4.44. RELATIONSHIP WITH CUSTOMERS. To the best knowledge of the Shareholder and except as set forth in Schedule 4.44, no customer of the Company which has accounted for more than five percent (5%) of the Company's annual sales during the last two (2) years or customers of the Company which, collectively, accounted for more than ten percent (10%) of the Company's annual sales during the last two (2) years, have refused to honor any of its commitments to purchase products produced by the Company or provided the Company with information indicating material dissatisfaction with the quality, production or price of the Company's products, and there has been no material adverse change with respect to the relationship of the Company with any such customer.

         4.45. ENVIRONMENTAL MATTERS. The term "Environmental Laws" shall refer to any and all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and the Toxic Substances Control Act and any amendments or extensions of the foregoing and the regulations promulgated thereunder. The Company has not received any written notice of any work, repairs, construction or capital expenditures required to be made by it pursuant to applicable Environmental Laws with respect to the Company's Business. None of the Leased Property is contaminated by or contains any toxic substance, as that term is defined in RCRA, such that the contamination violates Environmental Laws. No claim, action, suit or proceeding is pending or threatened against the Company before any court or other governmental authority or arbitration tribunal, relating to hazardous substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting the Company or its respective assets with respect to the same. The Company has not received any written notice from any government agency or private or public entity advising it that it is responsible for response costs with respect to a release, a threatened release or clean up of chemicals produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including, but not limited to, hazardous substances, as defined under CERCLA, and has not received any information requests under CERCLA from any government agency. As used herein, "hazardous substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to RCRA and CERCLA, or any other federal, state or local environmental law, ordinance, rule or regulation, except that, for purposes of this Agreement, "petroleum" (including crude oil or any faction thereof) shall be deemed a "hazardous substance." "Release" shall have the same meaning as defined in CERCLA.

         4.46. CERTAIN CONDITIONS FOR ACCOUNTING TREATMENT. The Company has not been a subsidiary or division of another corporation; the Company has not changed the equity interest of the shares of the Common Stock in contemplation of effecting the transactions contemplated by this Agreement during the period beginning on the date of its organization and ending on the date of this Agreement.

         4.47. CERTIFICATES AND SCHEDULES. All certificates and Schedules (as well as those items referred to therein) delivered to the Purchaser by the Company pursuant to the provisions of this Agreement are true, correct and complete in all material respects.

         4.48. BROKER'S FEE. The Shareholder has not engaged or consulted with any broker with respect to the transaction contemplated by this Agreement so as to give rise to any valid claim against the Shareholder or the Purchaser for a brokerage commission, finder's fee or like payment.

         4.49. ACCURACY OF INFORMATION. No statement contained in the Schedules and in any other written documents executed and/or delivered by Shareholder pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Schedules and such other documents shall be deemed to constitute representations and warranties of the Company and the Shareholder under this Agreement to the same extent as if set forth in this Agreement.

 5.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER.
         ------------------------------------------------------------

                  The Purchaser hereby represents, warrants and agrees (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Shareholder), in consummating the transactions herein contemplated:

         5.1. ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is legally entitled to own and lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or where its business in now conducted.

         5.2. AUTHORITY. Except as otherwise provided in this Agreement, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms.

         5.3. BROKER'S FEE. The Purchaser has not engaged or consulted with any broker with respect to the transactions contemplated by this Agreement so as to give rise to any valid claim against the Purchaser for a brokerage commission, finder's fee or like payment.

         5.4 CONFLICTS. Neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Purchaser with any provisions hereof will: (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) charter instrument or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Purchaser is a party or by which it or any of its property is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Purchaser, its properties, and its assets, taken as a whole.

         5.5. ACCURACY OF INFORMATION. No statements in any other written documents executed and/or delivered by or on behalf of the Purchaser pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Such other documents shall be deemed to constitute representations and warranties of the Purchaser under this Agreement to the same extent as if set forth in this Agreement.

6.       THE CLOSING.
         ------------

         The Closing under this Agreement (herein referred to as the "Closing") shall be held simultaneously with the execution hereof but to be effective as of June 30, 1996. At the Closing, the parties hereto shall proceed in the manner and in the order as hereinafter set forth:

         6.1. CERTIFICATE OF GOOD STANDING OF THE COMPANY AND THE PURCHASER. The Companies and the Purchaser shall deliver to each other certified copies of their respective Certificates of Good Standing executed by the Secretary of the State in which they are incorporated and dated no more than twenty (20) days prior to the date of Closing.

         6.2. CERTIFIED RESOLUTIONS OF THE PURCHASER. The Purchaser shall deliver to the Shareholder a copy of resolutions adopted by the Board of Directors of the Purchaser, certified true and correct by an officer of the Purchaser as of the date of Closing, authorizing it to enter into this Agreement and the transactions herein contemplated.

         6.3. DELIVERY OF SHARE CERTIFICATES. The Shareholder shall deliver to the Purchaser the certificate or certificates representing the Shares as required by Section 1 of this Agreement.

         6.4. EMPLOYMENT AGREEMENT. The parties shall execute and deliver and cause to be executed and delivered an employment agreement in substantially the form attached hereto as Exhibit C (the "Employment Agreement").

         6.5. DELIVERY OF CONSIDERATION. The Purchaser shall deliver to the Shareholder the Note and the Cash described in Section 2 hereof.

         6.6. RESIGNATIONS. The Shareholder shall deliver to the Purchaser resignations of all officers and directors of the Company.

         6.7. OTHER DOCUMENTS. The parties shall execute and deliver to each other all other certificates, agreements and other documents required to be delivered pursuant to this Agreement or necessary or useful to complete the transaction contemplated hereby.

7.       INDEMNIFICATION; SET OFF.
         -------------------------

         7.1. THE SHAREHOLDER'S INDEMNIFICATION. From and after the Closing, the Shareholder shall indemnify, defend and hold harmless the Purchaser from, against and with respect to any actual monetary loss incurred by the Purchaser from any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of the Shareholder contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Shareholder in connection with this Agreement, except to the extent the Purchaser was aware of such inaccuracy or breach at the Closing, (ii) any failure by the Shareholder or the Company to perform or observe any covenant, agreement or condition to be performed or observed by either of them under this Agreement or under any certificates or other documents or agreements executed by either of them in connection with this Agreement - PROVIDED, HOWEVER, the provisions of this Section 7.1 shall not apply to any breach or default by the Shareholder pursuant to the Employment Agreement; (iii) claims relating to the enforcement of the Purchaser's rights under this Agreement; and (iv) claims from federal, state and/or local tax authorities for increased taxes, interest or penalties related to or resulting from audit findings that the Company paid unreasonable or excessive compensation to employees for periods prior to the Closing; PROVIDED, HOWEVER, the total amount for which the Shareholder shall be liable pursuant hereto shall not exceed $1,496,402.14, being the sum of the Cash, the Note and the Contingent Payments. In addition, notwithstanding any other provision of the Agreement to the contrary, the Shareholder shall not be required to make any cash payments pursuant to this Section 7 in excess of the aggregate amount of cash received from the Purchaser pursuant to the terms of this Agreement. PROVIDED FURTHER, HOWEVER, and notwithstanding anything to the contrary stated herein, the limit on the Shareholder's liability shall not apply in situations where the Shareholder's actions amount to fraud against the Purchaser.

         If any claim covered by the foregoing indemnity is asserted against the Purchaser, the Purchaser shall notify the Shareholder promptly and give him an opportunity to defend the same, and the Purchaser shall extend reasonable cooperation to the Shareholder in connection with such defense. In the event that the Shareholder fails to defend the same within a reasonable time, the Purchaser shall be entitled to assume the defense thereof and the Shareholder shall be liable to repay the Purchaser for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlements payments) within the limits set forth herein. In the event that the Shareholder has paid to the Purchaser the maximum amount of indemnification for which he is liable hereunder and a claim that would otherwise be covered by the foregoing indemnity is still outstanding, the Purchaser shall have the right to assume the defense thereof since it (or the Company) will be paying all costs and damages associated therewith.

         7.2. THE PURCHASER'S INDEMNIFICATION. From and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Shareholder from, against and of with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of the Purchaser contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Purchaser in connection with this Agreement or otherwise made or given in writing in connection with this Agreement by the Purchaser, except to the extent the Shareholder was aware of such inaccuracy or breach at the Closing, (ii) any failure by the Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed it in connection with this Agreement, and (iii) claims relating to the enforcement of the Shareholder's rights under this Agreement; PROVIDED, HOWEVER, the total amount for which the Purchaser shall be liable pursuant hereto shall not exceed $1,496,402.14. If any claim covered by the foregone indemnity is asserted against the Shareholder, the Shareholder shall notify the Purchaser promptly and give it an opportunity in connection with such defense. In the event that the Purchaser fails to defend the same within a reasonable time, the Shareholder shall be entitled to assume the defense thereof and the Purchaser shall be liable to repay the Shareholder for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlement payments).

         7.3. RIGHTS OF SET OFF. If the Purchaser, in its sole discretion, determines that it is or is reasonably expected to be entitled to indemnification for any amounts (collectively, the "Amounts Subject to Indemnification") pursuant to Section 7.1 of this Agreement, then the Purchaser may, in lieu of or in addition to pursuing its rights of indemnification from the Shareholder, give notice to the Shareholder that: (i) it is reducing any amounts due the Shareholder under the Note by an amount equal to the Amounts Subject to Indemnification, such reduction to be treated as first credited against interest accrued but not yet paid and then a pre-payment of principal without penalty; and/or (ii) reduce any Contingent Payment (including the amount of any of the Purchaser's Shares) due the Shareholder by an amount equal to the Amounts Subject to Indemnification.

8.       MUTUAL FURTHER ASSURANCE AND AGREEMENTS.
         ----------------------------------------

         Each of the Purchaser and the Shareholder covenants with the other as follows:

         8.1. CONFIDENTIALITY. All information furnished by one party to the other party in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) as otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information.

         8.2. CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, or until this Agreement is terminated as provided herein and except as publicly disclosed by the Purchaser, each party shall promptly notify the other parties of (i) any material change in the normal course of its business or in the operation of its properties, (ii) any governmental complaints, investigations or hearing (or communications indicating that the same may be contemplated), or receipt of any memorandum of understanding or cease and desist order from a regulatory authority, or (iii) the institution of the threat of material litigation involving such party, and will keep the other party fully informed of such events.

         8.3. MISCELLANEOUS AGREEMENTS. Subject to the terms and conditions herein provided, each party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         8.4. PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties hereto only after review and with the consent of both parties; PROVIDED, HOWEVER, that the Purchaser shall have the right, after consulting with the Shareholder, to make a public announcement of the execution of this Agreement, and its subsequent closing, and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of the Purchaser under the federal securities laws and/or the NASDAQ National Market.

9.       WAIVERS.
         ---------

         The Shareholder or the Purchaser may, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement.

10.      NOTICES.
         --------

         All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed, by registered or certified mail, postage prepaid, or when delivered by nationally recognized overnight courier service, or when telecopied, as follows:

If to the Shareholder to:     The Shareholder at the address listed under the
                              first paragraph of this Agreement.

                  with a copy to:       Daniel R. Hackett, Esq.
                                        Arter and Hadden
                                        21st Floor, One Columbus
                                        10 West Broad Street
                                        Columbus, Ohio 43215-3422

          If to the Purchaser to:       Arbor Health Care Company
                                        1100 Shawnee Road
                                        P.O. Box 840
                                        Lima, OH  45805
                                        Attention:  Pier C. Borra, President
                                        Telecopier: (419) 227-3499

                  with a copy to:       Brad C. Roush, General Counsel
                                        Arbor Health Care Company
                                        1100 Shawnee Road
                                        P.O. Box 840
                                        Lima, OH  45805
                                        Telecopier: (419) 221-3366

11.      ENTIRE AGREEMENT.
         -----------------

         This Agreement (including the Recitals, Exhibits and Schedules hereto) supersedes any and all oral or written agreements (including, but not limited to, the Letter of Intent by and between the Purchaser, the Shareholder and Richard E. Moon, Jr., and dated June 6, 1996) heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties hereto relating to the subject matter hereof.

12.      PERSONAL GUARANTY.
         ------------------

         The parties acknowledge that the Shareholder has personally guaranteed certain indebtedness of the Company as disclosed on Schedule 4.24 hereof (the "Personally Guaranteed Loans"). The Purchaser covenants and agrees that it shall use its best efforts to obtain the release of such Personally Guaranteed Loans within thirty (30) days after the Closing. In the event that such release cannot be obtained, the Purchaser hereby agrees to indemnify and hold harmless the Shareholder from and against any and all liability arising out of or resulting from the Personally Guaranteed Loans.

13.      NO IMPLIED RIGHTS OR REMEDIES.
         ------------------------------

         Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Shareholders or Purchaser any rights or remedies under or by reason of this Agreement.

14.      HEADINGS.
         --------

         Headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

15.      COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.      BENEFIT AND ASSIGNMENT.
         ----------------------

         This Agreement binds and inures to the benefit of each party hereto and their respective heirs, successors and assigns. The Shareholder's right to receive the Contingent Payment(s), if at all, shall not be affected by his death.

17.      GOVERNING LAW.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

18.      CROSS-REFERENCE.
         ---------------

         To the extent that any Schedule hereto would be required to contain information covered by another Schedule hereto, a brief cross-reference identifying the information and the Schedule where it is best described will be sufficient.

19.      PRONOUNS.
         --------

         Whenever required by the context herein, the singular includes the plural and the masculine includes the feminine or the neuter. Words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

20.      SURVIVAL OF REPRESENTATION AND WARRANTIES.
         -----------------------------------------

         All of the representations and warranties made in this Agreement by either the Shareholders or the Purchaser including without limitation agreements to indemnify under Section 7 hereunder, shall survive the Closing for a period of three (3) years thereafter; PROVIDED, HOWEVER, that such three (3) year limitation period shall not apply to matters involving: (i) taxes; (ii) statutes, rules and regulations pertaining to Medicare, Medicaid or other reimbursement programs; (iii) inaccuracy of the representations and warranties contained in Sections 4.2, 4.3,

4.7 and 4.8 hereof; and (iv) any other matter amounting to fraud against the Purchaser, which shall only be limited by any applicable statute of limitations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER                                            SHAREHOLDER

ARBOR HEALTH CARE COMPANY

By /s/ Pier C. Borra                                /s/ Robert Q. Baker
  -------------------------                        ------------------------
Pier C. Borra, President                               Robert Q. Baker

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------

$117,702.14                                                           Lima, Ohio
                                                                   June 30, 1996

                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of ROBERT Q. BAKER ("Payee") or his heirs, personal representatives and assigns, at 1309 Durness Court, Worthington, OH 43235-4582, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of One Hundred Seventeen Thousand Seven Hundred Two and 14/100 Dollars ($117,702.14), with simple interest on the unpaid principal sum thereof at a rate of seven and one-half percent (7 1/2%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

               1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

               2. Payor shall pay the interest accrued hereon semi-annually in arrears, beginning December 31, 1996 and continuing on June 30, 1997 and December 31, 1997. Payor shall pay the principal hereof, together with all interest accrued to date, on the date that is eighteen (18) months from the date of this Note, whereupon this Note shall be cancelled.

               3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

               4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
                    "Indemnification; Set Off" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of June 30, 1996 (the "Agreement").

               5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten
                    (10) days after written notice thereof has been delivered to Payor.

               6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable. No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

               7. This Note shall be construed by the laws of the State of Ohio.

               8. This Note has been executed and delivered at Lima, Allen County, Ohio on the date first above written.

                                       ARBOR HEALTH CARE COMPANY
                                       -------------------------------
                                       Pier C. Borra, President

                                    EXHIBIT B
                                    ---------

                             SHAREHOLDER'S AGREEMENT
                             -----------------------

                                     [Date]

Arbor Health Care Company
1100 Shawnee Road
P.O. Box 840
Lima, OH  45802

Gentlemen:

         This letter (the "Shareholder's Agreement") is being furnished to you pursuant to Section 3.4 of the Share Purchase Agreement (the "Agreement") dated as of June __, 1996, by and among Arbor Health Care Company, a Delaware corporation (the "Purchaser"), and Robert Q. Baker (the "Shareholder"). Unless the context requires a different use or meaning, the capitalized words and terms used herein shall have the meanings given to them in the Agreement.

         The undersigned Shareholder hereby represents to and agrees with the Purchaser as follows:

         1. The undersigned understands that the Purchaser has not filed a registration statement under the 1933 Act covering the resale of the Purchaser's Shares and that the Purchaser is not obligated to file such a registration statement.

         2. The undersigned will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Purchaser's Shares except (i) in accordance with Rule 144 under the 1933 Act, (ii) in a transaction which, in the opinion of counsel to the Purchaser, is exempt from registration under the 1933 Act, or
(iii) pursuant to an effective registration statement filed in compliance with the 1933 Act and any applicable state securities laws. The undersigned will furnish to the Purchaser such information and documents as the Purchaser may reasonably request in connection with any disposition of the Purchaser's Shares.

         3. The undersigned further agrees that he will not offer, sell, transfer, pledge, hypothecate, or otherwise dispose of any of the Purchaser's Shares until such time as financial results covering at least 30 days of combined operations of the Purchaser and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

         4. The certificates evidencing the Purchaser's Shares will bear a restrictive legend in substantially the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Reference is made to the Shareholder's Agreement between the issuer and the registered holder hereof, a copy of which is on file with the issuer, to the effect that the shares may only be offered, sold, transferred, pledged, hypothecated or otherwise disposed of (i) in accordance with Rule 144 under the 1933 Act, (ii) in a transaction which, in the opinion of counsel to the issuer, is exempt from registration under the 1933 Act, or (iii) pursuant to an effective registration statement filed in compliance with the 1933 Act and any applicable state securities laws; and other restrictions on resales as provided in the Shareholder's Agreement.

         5. The undersigned understands that the Purchaser will issue stop transfer instructions to its transfer agent with respect to the foregoing restrictions on the disposition of the Purchaser's Shares.

         6. The information provided on (i) the attached Purchaser Questionnaire, and (ii) if the undersigned is not an "accredited investor" within the meaning of Regulation D, as adopted by the SEC, the attached Purchaser Representative Questionnaire, is true, complete and accurate in all respects.

         7. The undersigned is acquiring his portion of the Purchaser's Shares for his own account for investment within the meaning of the 1933 Act.

         8. The undersigned understands that no aspect of the contemplated share purchase transaction has been or will be registered with or reviewed by the SEC under the 1933 Act, or with or by any state securities law administrator, and no federal or state securities law administrator has approved any disclosure or other material concerning the Purchaser or the Purchaser's Shares, or made any recommendation with respect thereto. The undersigned, personally or with the assistance of his purchaser representative, has sufficient knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of the proposed share purchase transaction, and he has investigated the merits and risks of the transaction. The undersigned has been provided with the Annual Report to Shareholders and Annual Report on Form 10-K of the Purchaser for the year ended December 31, 199_, and the subsequent reports filed by the Purchaser with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and has had the opportunity to ask questions of, and receive answers from, members of the management of the Purchaser.

Witnesses:

- -------------------------------               --------------------------------
                                              Robert Q. Baker

- -------------------------------

                                    EXHIBIT C
                                    ---------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 30th day of June, 1996, between Poly-Stat Supply Corporation, an Ohio corporation ("PSSC"), Poly-Stat Computer Applications, Inc. an Ohio corporation ("PSCA"), The Druggist, Inc., an Ohio corporation ("Druggist"), and Robert Q. Baker ("Executive").

                                    RECITALS

          A.   Executive is the President of PSSC and PSCA.

          B. PSSC and PSCA wish to assure both themselves and Executive of continuity of management.

          C. Druggist desires Executive to increase its sales in certain areas.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, it is hereby agreed by and between the parties as follows:

Section 1.     DEFINITIONS.
               -----------

         The following words and terms shall have the following meanings unless the context otherwise indicates:

         "Cause" means any act or omission that is materially injurious to the Employer or their parent, Arbor Health Care Company and/or its subsidiaries (collectively, "Arbor") and that constitutes on the part of Executive (i) common law fraud, (ii) a felony, (iii) continuing intentional gross neglect by the Executive in connection with the performance of his duties hereunder, (iv) gross negligence, (v) failure to meet mutually agreed upon budget projections and/or goals, or (vi) any other material breach of this Agreement; provided that there shall be no "cause" pursuant to item (vi) hereunder until (a) the Employer shall have given written notice to Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis for asserting the existence of "cause" and (b) Executive shall not have remedied the situation giving rise to such facts and circumstances within twenty days after receipt of the foregoing notice or taken all reasonable steps to that end during such twenty-day period and thereafter.

         "Effective Date" means July 1, 1996.

         "Employer" has the meaning assigned thereto in Section 2.1(a) below.

         "Term" means the period commencing on the Effective Date and expiring on the earliest to occur of (i) the fifth anniversary of the Effective Date,
(ii) the Executive's death, or (iii) termination of Executive's employment for Cause pursuant to Section 4.2 below.

Section 2. EMPLOYMENT.
           ----------

         2.1 POSITION AND DUTIES. Throughout the Term of this Agreement, Executive shall be employed as the President of PSSC and PSCA or their respective successors, and:

                  (a) Executive shall devote his full business time and efforts during normal business hours to the business and affairs of PSSC and PSCA or the respective successor to either by which Executive is then employed pursuant to this Agreement (PSSC and PSCA and/or such respective successor, as the case may be, being herein sometimes referred to collectively as the "Employer"), except for reasonable vacations and for illness or as otherwise provided herein;

                  (b) Executive shall have duties, responsibilities and authority consistent with those which normally attend the position of president of an enterprise comparable to the Employer, which will include overall general responsibility for all sales, delivery and billing operations for the Employer;

                  (c) Executive's duties may also include other duties pertaining to other subsidiary corporations of Arbor Health Care Company ("Arbor"), a Delaware corporation and the parent company of PSSC, PSCA and Druggist, as directed by Arbor from time to time; and

                  (d) Executive agrees to be bound by the Corporate Compliance Program of Arbor, which has previously been delivered to Executive (and as modified from time to time by Arbor).

Section 3. COMPENSATION.
           ------------

          3.1 COMPENSATION DURING TERM. Executive shall be entitled to the following compensation arrangements throughout the Term:

                  (a) a base compensation of at least $100,000 per year commencing the Effective Date and payable in equal monthly installments (the "Base Compensation");

                  (b) except as provided in Section 6.2 hereof, a sales commission on new pharmacy services contracts delivered by Executive for Druggist, and/or its affiliates, in an amount equal to $60.00 per bed for each health care facility contract generated, payable: (i) $20.00 within 30 days after the Druggist or other applicable affiliate has executed such new contract; (ii) $20.00 after such contract has been in full force and effect for 12 months; and (iii) $20.00 after such contract has been in full force and effect for 24 months;

               (c) except as provided in Section 6.2 hereof, a sales commission of 6% on new collected net revenues of respiratory services provided by Druggist or other applicable affiliate to new customers generated by Executive, payable quarterly in arrears (i.e., March 31, June 30, September 30, and December 31) during the term of such new respiratory services agreement(s) but not to exceed two years for any such new service agreement;

               (d) participation in all other employee benefit plans and practices of Arbor available to a person employed as an officer or in a similar position (including, without limitation, life, long-term disability and accident insurance, employee savings and investment plans, retirement plans and supplemental arrangements, and medical, dental, hospitalization, health and welfare plans), as the same may be modified, supplemented or replaced without material reduction in total value of the benefits to Executive, as well as to reimbursement, upon proper accounting, for reasonable expenses and disbursements incurred by him in the course of his duties;

               (e) entitled to three (3) weeks paid vacation and all such perquisites available to all officers of Arbor;

               (f) use for business purposes of the 1995 Suburban motor vehicle which is owned by PSSC and which Executive is currently operating; and

               (g) receive a gasoline credit card for business use, and receive reimbursement for automotive repairs related to the business use of the PSSC motor vehicle described above.

Nothing contained in the foregoing shall preclude improvement of compensation, reward opportunities or benefits available to Executive.

          3.2 INDEMNIFICATION AND INSURANCE. Executive shall be entitled to all applicable indemnification and directors' and officers' liability insurance provided by the Employer to its directors and officers, if any, which shall not be less than the indemnification and insurance available to Executive on the date hereof.

Section 4. TERMINATION.
           -----------

         4.1 UPON DEATH. Except for the obligations of the Corporation set forth in this Section 4.1 and for commissions payable pursuant to Sections 3.1(b) and
(c) hereof (which shall be paid to Executive's estate), this Agreement shall terminate automatically upon Executive's death. In the event of such termination, the Employer shall promptly pay to Executive's estate all benefits and compensation accrued hereunder through the end of the month in which occurred Executive's death.

          4.2 FOR CAUSE. The Employer may not terminate Executive's employment hereunder except for Cause. If Executive's employment is terminated for Cause, the Employer shall promptly pay Executive his full accrued Base Compensation, and all other vested benefits, through the date of such termination at the rate in effect at the time of such termination, and the Employer shall have no further obligations to Executive under this Agreement except for commissions payable pursuant to Sections 3.1(b) and (c) hereof. Notwithstanding the foregoing, termination for Cause under this Section 4.2 shall not relieve Executive of his obligations under Section 5 below.

Section 5. NON-COMPETE: CONFIDENTIALITY.
           ----------------------------

          5.1 NON-COMPETE COVENANT. Executive agrees that, during the period that Executive is employed pursuant to this Agreement and for one (1) year thereafter, he will not, directly or indirectly, whether as owner, partner, officer, employee, agent or consultant, engage in or be employed in any way by any business engaged in the business of selling enteral nutrients and other medical supplies, institutional pharmacy sales, respiratory therapy, Medicare Part B billing or other related ancillary business or nursing home operations within the states that the Employer currently operates in or will operate in; provided, however, that in no event shall this Section 5.1 preclude Executive from owning less than 5% of the outstanding voting stock of any publicly-traded corporation.

          5.2 CONFIDENTIAL INFORMATION. Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or date relating to the Employer or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during his employment by the Employer and which shall not have been public knowledge. During and after the end of the Term, Executive shall not, without the prior written consent of the Employer, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it; except the foregoing prohibition shall not apply to the extent such information, knowledge or date (a) was publicly known at the time of disclosure to Executive, (b) becomes publicly known or available thereafter other than by any means in violation of this Agreement, or (c) is required to be disclosed by Executive as a matter of law or pursuant to any court or regulatory order.

          5.3 REMEDIES. Executive hereby acknowledges and agrees that his obligations under this Section 5 are of a special, unique and extraordinary character and that a failure to perform any such obligation or a violation thereof may cause irreparable injury to the Employer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Executive agrees that, the Employer shall be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable belief from any court of competent jurisdiction, including relief in the form of specific performance, restraining any violation or threatened violation of any term of this Section 5, or requiring compliance with or performance of any obligation under this Section 5 by Executive and such other persons as the court shall order. The rights and remedies provided the Employer hereunder are cumulative and shall be in addition to the rights and remedies otherwise available to the Employer under any other agreement or applicable law, including the right to terminate Executive's employment for Cause pursuant to Section 4.2 above in the event any violation of Section 5 shall constitute Cause.

Section 6. COMMISSION(S) PAYMENT; SET OFF.
           ------------------------------

          6.1 OBLIGATION TO PAY COMMISSION. The Employer's obligation to pay commissions to Executive or his heirs, successors or assigns in accordance to Sections 3.1(b) and (c) hereunder shall not be affected by the termination of this Agreement.

         6.2 SET OFF. Notwithstanding anything to the contrary stated herein, if Executive elects to utilize the new sales he generates for Druggist or other applicable affiliate for gross margin calculations as described in Section 3.2 of that certain Share Purchase Agreement of even date herewith (the "Purchase Agreement") entered into by Executive and Arbor, then he shall not be entitled to any commission(s) that he would otherwise be entitled in accordance with Sections 3.1(b) and (c) hereunder for that portion of sales Executive elects to include in such calculations. Furthermore, in the event that any such commissions shall have been paid by Druggist to Executive prior to his election pursuant to the Purchase Agreement, then Executive shall be liable for repayment of the gross amount of all such commissions paid and utilized in such gross margin calculation. In addition, the Employer shall be entitled to set off the amount of such commissions improperly paid against any other payments due or to become due Executive hereunder or pursuant to the Purchase Agreement.

          6.3 PAYMENT OF COMMISSIONS. Druggist shall not pay any commissions to which Executive may otherwise be entitled unless and until Executive has so instructed Druggist in writing.

Section 7. MISCELLANEOUS PROVISION.
           -----------------------

         7.1 WITHHOLDING. Notwithstanding anything to the contrary contained in this Agreement, all payments required to be made by the Employer hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine it is required to withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Employer may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any and all of such payments.

         7.2 ACCESS TO RECORDS. Executive shall have the right to examine all relevant books and records of Druggist or other applicable affiliate, at all reasonable times and places, for the purpose of verifying the computation of sales commissions that may be due to him. Druggist or other applicable affiliate shall provide Executive a copy of all Medicaid remittance advises submitted by Druggist or other applicable affiliate in connection with contracts or sales for which Executive may be due a commission in accordance with Sections 3.1(b) or
(c) hereof.

         7.3 ENTIRE AGREEMENT; CAPTIONS. This Agreement contains that entire understanding of the parties hereto with respect to the subject matter hereof. The captions and section headings of this Agreement are solely for convenience of reference and shall not affect the interpretation of any provision hereof.

         7.4 NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive at the last address he has filed in writing with the Employer or, in the case of the Employer, at its principal executive offices.

         7.5 NON-ALIENATION. Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

          7.6 GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Ohio.

          7.7 AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties, or their respective successors, in writing.

         7.8 SUCCESSORS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of PSSC, PSCA and Druggist and any respective successor thereof.

         7.9 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid or unenforceable in any other jurisdiction.

         7.10 DIVESTURE. Within thirty (30) days from the date hereof, Executive shall divest himself of all ownership interest in R and B Medical, Inc., an Ohio corporation.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

POLY-STAT COMPUTER                             POLY-STAT SUPPLY CORPORATION
APPLICATIONS, INC.                             an Ohio corporation
an Ohio corporation

By _________________________________           By ____________________________

Title:______________________________           Title:_________________________

THE DRUGGIST, INC.,
an Ohio corporation

                                               -------------------------------
By ________________________________            Robert Q. Baker

Title:_____________________________